Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-180769, 333-188915, 333-213158, 333-218789, 333-231525) and Form S-3 (No. 333-220814, 333-233678) of Forum Energy Technologies, Inc. of our report dated February 28, 2019, except for the change in composition of reportable segments discussed in Notes 4, 7, and 17 to the consolidated financial statements, as to which the date is May 3, 2019, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas

February 25, 2020